Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

AMONG

LOW CARBON ROYALTIES INC.

AND

TMC the metals company Inc.

AND

BRIAN PAES-BRAGA

DATED AS OF February 21, 2023

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of February 21, 2023 (the “Effective Date”)

AMONG:

LOW CARBON ROYALTIES INC.

(the “Corporation”)

AND:

TMC the metals company Inc.

(“TMC”)

AND:

BRIAN PAES-BRAGA

(“BPB” and together with TMC, the “Investors” and each, an “Investor”)

WHEREAS in connection with the Royalty Agreement entered into between Nauru Ocean Resources Inc. (“NORI”), an indirect subsidiary of TMC, the Corporation and TMC dated February 21, 2023 (the “Royalty Agreement”) pursuant to which, among other things, NORI granted a certain royalty subject to the terms and conditions set forth in the Royalty Agreement, TMC and the Corporation entered into a Subscription Agreement (the “TMC Subscription Agreement”) whereby TMC purchased and was issued 13,846,154 common shares in the capital of the Corporation by the Corporation, and, as of the date hereof, TMC owns 35.0% of the issued and outstanding Common Shares;

AND WHEREAS, BPB and the Corporation entered into (i) a Contribution and Subscription Agreement (the “Contribution and Subscription Agreement”) dated the date hereof whereby BPB was issued 10,338,462 Common Shares in the capital of the Corporation by the Corporation in consideration for the contribution of certain royalty rights; and (ii) Subscription Agreements dated November 15, 2022 and February 21, 2023 (the “BPB Subscription Agreements”) whereby BPB was issued an aggregate of 6,242,693 common shares in the capital of the Corporation by the Corporation, and, as of the date hereof, BPB (directly or indirectly) owns or controls 16,581,155 Common Shares, being 41.9% of the issued and outstanding Common Shares;

AND WHEREAS in connection with, and as a condition to, the consummation of the transactions contemplated by the Royalty Agreement, the TMC Subscription Agreement, the Contribution and Subscription Agreement and the BPB Subscription Agreements, as applicable, the Parties have agreed to enter into this Investor Rights Agreement in order to govern certain of their rights, duties and obligations;

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties to this Agreement (together, the “Parties” and, individually, a “Party”) covenant and agree as follows:

Article 1 – INTERPRETATION

Section 1.1            Definitions

In this Agreement, including any schedule to this Agreement, unless there is something in the subject matter or context inconsistent therewith:

“Act” means the Business Corporations Act (British Columbia).

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person.

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to a Party to this Agreement and their respective Affiliates, or the transactions contemplated by this Agreement, and includes the rules and policies of any stock exchange or securities market upon which a Party or any of its Affiliates has securities listed or quoted, or, if applicable, is seeking to have such securities listed or quoted.

“Board” means the board of directors of the Corporation.

“Business Day” means any day of the year, other than a Saturday, a Sunday or any day on which chartered banks are closed for business in Vancouver, British Columbia.

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Reporting Jurisdictions.

“Common Shares” means the common shares in the capital of the Corporation.

“Company Shareholders” means the shareholders of the Corporation.

“Confidential Information” has the meaning assigned thereto in Section 6.2.

“Control” has the meaning assigned thereto in Section 1.4.

“Convertible Securities” means any securities convertible into or exercisable or exchangeable for Common Shares, including convertible debt securities and rights to purchase Common Shares.

“Equity Financing” means the issuance and sale of Equity Securities, directly or indirectly, for cash or cash equivalents.

“Equity Financing Notice” has the meaning assigned thereto in Section 3.2(a).

“Equity Right” has the meaning assigned thereto in Section 3.1.

“Equity Securities” means Common Shares or Convertible Securities.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Issuances” has the meaning assigned thereto in Section 3.4.

“GAAP” means generally accepted accounting principles in effect from time to time in Canada, being International Financial Reporting Standards, as those principles may be amended, varied or replaced, then in effect and generally accepted in Canada.

“Governmental Body” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities or stock exchange.

“Investor Percentage” means, in respect of each Investor, the percentage of the issued and outstanding Common Shares owned beneficially by such Investor and its Affiliates, collectively, calculated in accordance with Section 1.3.

“IPO” means mean the Corporation’s first underwritten public offering of its Common Shares pursuant to a registration statement that has been declared effective under the United States Securities Act of 1933 or a prospectus filed under applicable Canadian Securities Laws in respect of which a (final) receipt has been obtained or any RTO Transaction (as currently defined in Section 26.1 of the Articles of the Corporation), accompanied by the listing of the Common Shares (or any shares issued to Company Shareholders in exchange for their Common Shares, as applicable) on the Toronto Stock Exchange and/or the TSX Venture Exchange and/or the Nasdaq National Market and/or the New York Stock Exchange and/or any another stock exchange or market acceptable to the Board.

“Non-Cash Consideration Value” means, in respect of a Non-Cash Transaction, the implied price per Equity Security paid by any Person based upon the fair market value of the non-cash consideration received by the Corporation from such Person as determined in good faith by the Board.

“Non-Cash Transaction” means a transaction whereby the Corporation issues Equity Securities for non-cash consideration, including as a result of a consolidation, amalgamation, merger, arrangement, corporate reorganization or similar transaction or business reorganization resulting in a combined company.

“Non-Cash Transaction Notice” has the meaning assigned thereto in Section 3.3(a).

“Outstanding Equity Securities” means the number of the Common Shares issued or outstanding at a particular time on a non-diluted basis.

“Parties” has the meaning assigned thereto in the Recitals to this Agreement.

“Person” means and includes individuals, corporations, bodies corporate, limited or general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, Governmental Bodies or any other type of organization or entity, whether or not a legal entity.

“Prospectus” shall mean any prospectus (or a prospectus supplement that shall be deemed part of a short form base shelf prospectus filed with the Canadian Securities Administrators under Canadian Securities Laws) that qualifies the distribution of Registrable Securities pursuant to the provisions of this Agreement, including any amendments or supplement to such prospectus, and all exhibits to and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) any Common Shares held by an Investor; (ii) any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Corporation held by an Investor; (iii) any other securities of the Corporation held by an Investor, whether or not convertible or exercisable for Common Shares if such securities are registered or being registered by the Corporation under the Securities Act or qualified for distribution pursuant to a Prospectus under Canadian Securities Laws; and (iv) any Common Shares or such other securities issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares or other securities referenced above.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Reporting Jurisdictions” means any of the provinces and territories of Canada, as applicable.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, all Applicable Laws regulating trading in, or the issuance of securities, including the rules and policies of any applicable stock exchange.

“Securities Regulatory Authorities” means, collectively, the securities regulatory authority in each of the provinces and territories of Canada.

“Security-Based Compensation Arrangements” means any option plan, share unit plan, incentive plan or other equity-based compensation arrangement of the Corporation that is approved by the Board; provided that such plans and/or arrangements authorize the issuance of, and/or reserve for issuance, in the aggregate, no greater than 15% of the issued and outstanding Common Shares at any time and from time to time, unless otherwise approved by each Investor in writing.

“Subsidiary” means, with respect to any Person, an entity which is Controlled by such Person.

“US GAAP” means generally accepted accounting principles in effect from time to time in the USA, being those accounting principles, standards and procedures issued by the Financial Accounting Standards Board, as those principles may be amended, varied or replaced, then in effect and generally accepted in the USA.

Section 1.2            Interpretation

For the purposes of this Agreement, except as otherwise expressly provided:

(a)	“this Agreement” means this agreement, including the schedules hereto, and not any particular part, section or other portion hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b)	all references in this Agreement to a designated “Article”, “Section” or “Schedule” are references to the designated article, section or schedule of or to this Agreement;

(c)	the words “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular part, section, subsection or other subdivision or schedule unless the context or subject matter otherwise requires;

(d)	the division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)	unless otherwise provided herein, all references to currency in this Agreement are to lawful money of the United States and, for greater certainty, “US$” means U.S. Dollars;

(f)	a reference in this Agreement to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

(g)	the singular of any term includes the plural, and vice versa, and words importing any gender include all genders, and the word “including” is not limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(h)	in the event that any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day.

Section 1.3            Calculation of Investor Percentage

The Investor Percentage at any given time shall be calculated by dividing the number of the Common Shares owned beneficially by the applicable Investor and its Affiliates, collectively, by the number of Outstanding Equity Securities and multiplying the quotient by 100.

Section 1.4            Control

(a)	For the purposes of this Agreement:

(i)	a Person Controls a body corporate if securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are beneficially owned by the Person and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

(ii)	a Person Controls an unincorporated entity, other than a limited partnership, if more than 50% of the ownership interests, however designated, into which the entity is divided are beneficially owned by that Person and the Person is able to direct the business and affairs of the entity; and

(iii)	the general partner of a limited partnership Controls the limited partnership.

(b)	A Person who Controls an entity is deemed to Control any entity that is Controlled, or deemed to be Controlled, by the entity.

(c)	A Person is deemed to Control, within the meaning of Section 1.5(a)(i) or Section 1.5(a)(ii), an entity if the aggregate of:

(i)	any securities of the entity that are beneficially owned by that Person; and

(ii)	any securities of the entity that are beneficially owned by any entity Controlled by that Person;

is such that, if that Person and all of the entities referred to in Section 1.5(c)(ii) that beneficially own securities of the entity were one Person, that Person would Control the entity.

Article 2– Nominee right

Section 2.1            Investor Nominee Right.

At any time prior to an IPO, so long as the Investor Percentage of an Investor is greater than 20.0%:

(a)	Such Investor shall be entitled to designate one individual (a “Nominee”) to be appointed as of the date hereof until the next meeting of Company Shareholders and, at each meeting of Company Shareholders (or on any resolution passed by being consented to in writing by the Company Shareholders) at which directors of the Corporation are to be elected following the date hereof, to be nominated as a director of the Corporation at each such meeting of Company Shareholders or consent resolution, provided that the Nominee consents in writing to serve as a director. To the extent such Investor is an individual, the Investor may nominate himself as Nominee.

(b)	Such Nominee, at the time of election or appointment to the Board for the first time, shall be eligible under the BCBCA to serve as a director (collectively, the “Director Eligibility Criteria”).

(c)	The Corporation shall appoint such Nominee to the Board concurrent with the execution and delivery of this Agreement.

(d)	The Corporation shall cause such Nominee to be included in the slate of nominees proposed by the Board to its Company Shareholders for approval as directors at each meeting of the Company Shareholders, or on any resolution passed by being consented to in writing by the Company Shareholders where directors are to be elected by Company Shareholders.

(e)	The Corporation shall use all commercially reasonable efforts to cause the election of such Nominee.

(f)	Such Investor shall advise the Corporation of the identity of their Nominee at least fifteen (15) Business Days prior to the date on which the applicable Company Shareholder meeting materials are to be mailed by the Corporation (as advised by the Corporation to each Investor at least twenty (20) Business Days prior to such date) for purposes of any meeting of Company Shareholders at which directors are to be elected, or prior to the date consent resolution is to be sought from the Company Shareholders (as advised by the Corporation to such Investor at least twenty (20) Business Days prior to such date) to elect directors. If such Investor does not advise the Corporation of the identity of any Nominee prior to such deadline, then such Investor will be deemed to have nominated their incumbent Nominee.

(g)	If such Investor’s Nominee ceases to hold office as a director of the Corporation for any reason (including death, disability, resignation or removal), such Investor shall be entitled to nominate an individual (so long as such individual satisfies the Director Eligibility Criteria) to replace him or her and the Corporation shall take all commercially reasonable steps as may be necessary to promptly appoint, within two (2) Business Days of such nomination, such individual to the Board to replace the Nominee who has ceased to hold office. Any such succeeding individual shall thereafter be such Investor’s Nominee.

Section 2.2            Vote.

At any time prior to an IPO, so long as the Investor Percentage of an Investor is greater than 20.0%:

(h)	The other Investor hereby agrees that he, she or it shall vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such other Investor and shall cause his, hers or its Affiliates to vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such Affiliates in favour of the election of such Investor’s Nominee to the Board at every meeting of Company Shareholders at which the number of directors and election of the directors is to be considered, and at every reconvened meeting following an adjournment or postponement thereof, and/or on any resolution passed by being consented to in writing by the Company Shareholders where the directors are to be elected by Company Shareholders.

(i)	The other Investor shall vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such other Investor and shall cause his, hers or its Affiliates to vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such Affiliates against any proposed action presented to the Company Shareholders that would impede, delay or interfere with election of such Investor’s Nominee to the Board at every meeting of Company Shareholders where such action is considered, and at every reconvened meeting following an adjournment or postponement thereof, and/or on any resolution passed by being consented to in writing by the Company Shareholders where such action is considered.

(j)	The other Investor shall vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such other Investor and shall cause his, hers or its Affiliates to vote or consent with respect to (or cause to be voted or consented) the Common Shares owned beneficially or controlled by such Affiliates at every applicable meeting of Company Shareholders, and at every reconvened meeting following an adjournment or postponement thereof, and/or on any applicable resolution passed by being consented to in writing by the Company Shareholders, for the performance of the obligations set out in this Article 2.

Article 3– Anti-Dilution Rights

Section 3.1            Equity Right

From and after the Effective Date, at any time prior to an IPO, each Investor shall have the right (the “Equity Right”), as set forth in and subject to this Article 3, to maintain their Investor Percentage in the issued and outstanding Common Shares and/or Equity Securities in the event that the Corporation issues any Equity Securities pursuant to (i) an Equity Financing or (ii) a Non-Cash Transaction.

Section 3.2            Equity Financing

Subject to Section 3.4, from and after the Effective Date, at any time prior to an IPO, in the event that the Corporation proposes to issue Equity Securities in connection with an Equity Financing:

(a)	the Corporation shall deliver a notice to each Investor in writing as soon as possible prior to completion of an Equity Financing, but in any event at least five Business Days prior to the proposed closing date of the Equity Financing (the “Equity Financing Notice”), such Equity Financing Notice to enclose the material terms of the Equity Financing to allow each Investor to make a reasoned decision in respect of exercising the Equity Right, including: (i) the total number of Equity Securities at such time and the Investor Percentage; (ii) the total number of Equity Securities which are proposed to be offered for sale in the Equity Financing; (iii) the rights, privileges, restrictions, terms and conditions of the Equity Securities proposed to be offered for sale; (iv) the consideration for which the Equity Securities are proposed to be offered for sale; and (v) the proposed closing date of the Equity Financing; and

(b)	each Investor shall have the right to subscribe for and purchase up to that number of the Equity Securities that the Corporation proposes to offer pursuant to the Equity Financing such that their Investor Percentage immediately following completion of such Equity Financing (assuming, in the case of an Equity Financing that includes the issuance of Convertible Securities, the full conversion of such Convertible Securities) will equal their Investor Percentage immediately prior to the Equity Financing, for the consideration and on the same terms and conditions as offered to the other potential purchasers all as set forth in the Equity Financing Notice; provided that if the consideration and/or terms and conditions for all of the potential purchaser(s) in such Equity Financing are not identical, each Investor shall be entitled to elect to subscribe for and purchase Equity Securities for the consideration and/or terms and conditions applicable to any such potential purchaser it chooses. Notwithstanding the foregoing and for greater certainty, if the Equity Securities proposed to be offered in the Equity Financing Notice are securities convertible into or exercisable or exchangeable for Common Shares, the number of Equity Securities that each Investor shall have a right to subscribe for and purchase pursuant to the Equity Right would be equal to the total number of Equity Securities actually sold pursuant to the Equity Financing multiplied by their Investor Percentage. If an Investor elects to subscribe for such Equity Securities, such Investor shall provide written notice to the Corporation by the close of business on the fifth (5th) Business Day following the day upon which the Equity Financing Notice is delivered to the Investor and the subscription elected by the Investor pursuant to this Section 3.2(b) shall close as promptly as possible following, or concurrently with, in the Corporation’s discretion, the closing of the applicable Equity Financing.

Section 3.3            Non-Cash Transactions

Subject to Section 3.4, from and after the Effective Date, at any time prior to an IPO, in the event that the Corporation proposes to issue Equity Securities in connection with a Non-Cash Transaction:

(a)	the Corporation shall deliver a notice to each Investor in writing as soon as possible prior to the completion of the Non-Cash Transaction, but in any event at least five Business Days prior to the proposed closing date of the Non-Cash Transaction (the “Non-Cash Transaction Notice”), which Non-Cash Transaction Notice shall specify: (i) the total number of Equity Securities at such time and the Investor Percentage; (ii) the total number of Equity Securities which are proposed to be issued in connection with the Non-Cash Transaction; (iii) the rights, privileges, restrictions, terms and conditions of the Equity Securities proposed to be issued; (iv) the consideration for which the Equity Securities are proposed to be offered for sale in the Non-Cash Transaction and the Non-Cash Consideration Value with respect to such Equity Securities; and (v) the proposed closing date of the Non-Cash Transaction; and

(b)	each Investor shall have the right to subscribe for and purchase, for cash, up to that number of the Equity Securities that the Corporation proposes to offer for sale as described in the Non-Cash Transaction Notice such that the Investor Percentage immediately following completion of such Non-Cash Transaction (assuming, in the case of a Non-Cash Transaction that includes the issuance of Convertible Securities, the full conversion of such Convertible Securities) will equal the applicable Investor Percentage immediately prior to the completion of such Non-Cash Transaction. The issue price of any Equity Securities issued to an Investor pursuant to this Section 3.3 shall be equal to the Non-Cash Consideration Value from the applicable Non-Cash Transaction; provided that if such Non-Cash Transaction implies more than one Non-Cash Consideration Value paid by the applicable Persons in such Non-Cash Transaction, the issue price of any such Equity Securities issued to such Investor shall be equal to the lowest such Non-Cash Consideration Value paid by any such Person. Notwithstanding the foregoing and for greater certainty, if the Equity Securities proposed to be offered in the Non-Cash Transaction are securities convertible into or exercisable or exchangeable for Common Shares, the number of Equity Securities that an Investor shall have a right to subscribe for and purchase pursuant to the Equity Right would be equal to the total number of Equity Securities actually sold pursuant to the Non-Cash Transaction multiplied by the applicable Investor Percentage. If an Investor elects to subscribe for such Equity Securities, such Investor shall provide written notice to the Corporation by the close of business on the tenth (10th) Business Day following the day upon which the Non-Cash Transaction Notice is delivered to the Investor and the subscription elected by the Investor pursuant to this Section 3.3(b) shall close as promptly as possible following, or concurrently with, in the Corporation’s discretion, the closing of the applicable Non-Cash Transaction.

Section 3.4            Excluded Issuances.

Notwithstanding anything to the contrary contained herein, Section 3.2 and Section 3.3 and the Equity Right will not apply to any sale or issuance of the following Equity Securities, and such sale or issuance shall not be considered an Equity Financing or Non-Cash Transaction, pursuant to this Agreement:

(k)	any issuance of Equity Securities pursuant to the Security-Based Compensation Arrangements of the Corporation, including an issuance of Common Shares on the exercise of any such Equity Securities;

(l)	any issuance of Equity Securities arising in connection with any rights offering, stock split, stock dividend or recapitalization by the Corporation in which all Company Shareholders or recipients are affected equally; or

(m)	any issuance of Common Shares on the exercise, exchange or conversion of Convertible Securities if the original issuance of the Convertible Securities was subject to this Article 3.

(collectively, “Excluded Issuances”).

Article 4– Registration rights

Section 4.1            Demand Registration.

Each Investor may make a written demand to the Corporation for registration of all or part of its Registrable Securities, which written demand shall describe the amount and type of securities to be included in such registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”); provided, however, that an Investor may not request a Demand Registration unless the class of securities of the Corporation subject to the Demand Registration are registered pursuant to Section 12(b) of the Exchange Act. Upon receipt by the Corporation of such written request for a Demand Registration from an Investor, the Investor shall be entitled to have its Registrable Securities included in a registration at the cost and expense of the Corporation and the Corporation shall effect, as soon thereafter as is commercially reasonable, the registration of all Registrable Securities requested by such Investor pursuant to such request for a Demand Registration, including by filing a Registration Statement on an appropriate form under the Securities Act relating thereto as soon as practicable, but not more than forty-five (45) days immediately after the Corporation’s receipt of the request for a Demand Registration. Under no circumstances shall the Corporation be obligated to effect more than an aggregate of two (2) Demand Registrations with respect to any or all of an Investor’s Registrable Securities, and never more than one (1) Demand Registration in a twelve (12) month period; provided, however, that a registration pursuant to a request for a Demand Registration shall not be counted for such purposes unless a Registration Statement with respect to such request for a Demand Registration has become effective and all of the Registrable Securities requested by such Investor to be registered have been sold. Notwithstanding anything else in this Section 4.1 regarding fees and expenses the Investor shall be responsible for all of its out of pocket expenses including without limitation the fees and expenses of its legal counsel and other professional advisors in all circumstances.

Section 4.2            Piggyback Registrations.

If the Corporation proposes to file a Registration Statement under the Securities Act and/or file a Prospectus with any of the Canadian Securities Administrators, as applicable, with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Corporation, including with respect to an initial public offering (other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, or (ii) for a dividend reinvestment plan or a Registration Statement or Prospectus for a rights offering or an exchange offer or offering of securities solely to the Corporation’s then existing shareholders), then the Corporation shall give written notice of such proposed filing to each Investor as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement and/or Prospectus, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, including pricing, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to each Investor the opportunity to register the sale or qualify the distribution, as applicable, of such number of Registrable Securities as such Investor may request in writing within five (5) days after receipt of such written notice (such registration a “Piggyback Registration”). The Corporation shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and/or cause to be qualified in the proposed distribution or sale pursuant to a Prospectus, as applicable, at its cost and expense and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by each Investor pursuant to this Section 4.2 to be included in a Piggyback Registration and/or Prospectus, as applicable, on the same terms and conditions as any similar securities of the Corporation included in such registration or Prospectus, as applicable, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. For purposes of clarity, any registration effected pursuant to this Section 4.2 shall not be counted as a registration pursuant to a Demand Registration effected under Section 4.1 hereof.

Notwithstanding Section 4.2, in connection with a Piggyback Registration, the managing underwriter or underwriters may impose a limitation on the number of Registrable Securities or on the number or kind of other securities which may be included in any such distribution because, in its or their reasonable judgment all of the Registrable Securities that the Corporation proposes to include in such distribution may not be sold in an orderly manner within a price range reasonably acceptable to the Corporation or marketing factors require the limitation of the number of securities which may be included in such distribution. The Corporation shall be required to include in such distribution the part of the Registrable Securities which is determined by such managing underwriters according to the following priority: (a) first, the securities offered by the Corporation on its own behalf; (b) second, if there are additional securities which may be underwritten within a price range reasonably acceptable to the Corporation, considering marketing factors, without leading to undue repercussions on the distribution of the securities offered after taking into account the inclusion of all the securities required under paragraph (a) above, the Registrable Securities which each Investor have required to be included, pro rata among Investors based on the number of Registrable Securities which each Investor owns or over which its exercises control.

Section 4.3            Corporation Indemnification.

The Corporation shall indemnify, defend and hold harmless each Investor, the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable out-of-pocket costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such Investor expressly for use therein.

Section 4.4            Investor Indemnification.

Each Investor shall, severally and not jointly, indemnify and hold harmless the Corporation, its directors, officers, agents and employees, each person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Investor furnished in writing to the Corporation by such Investor expressly for use therein. In no event shall the liability of an Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the foregoing, such Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 4.5            Limitations

The Corporation shall have the right to defer effecting a Demand Registration pursuant to Section 4.1 (a “Registration”) in the event the Corporation reasonably determines in good faith that either (a) the effect of the filing of a Prospectus or Registration Statement would impede the ability of the Corporation to consummate a significant transaction (including, without limitation, a financing, an acquisition, a restructuring or a merger); (b) there exists at the time material non-public information relating to the Corporation the disclosure of which would be detrimental to the Corporation or the qualification or sale of the Registrable Securities would require premature disclosure of material non-public information, or information which might reasonably be regarded as material non-public information that the Corporation has a bona fide business purpose for preserving as confidential or (c) if applicable, require the Corporation to prepare and file new technical reports under NI 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators; provided, however, that the Corporation may not invoke this right for a period of more than one hundred twenty (120) days after the request of an Investor more than once in any twelve month period; and provided further that the Corporation shall not register any securities for its own account or that of any other shareholder during such period . The Corporation shall not be obligated to effect a Registration in respect of a number of Shares that is less than 5% of the issued and outstanding Common Shares. Notwithstanding anything else in this Article 4 regarding fees and expenses, any and all underwriting discounts and commissions attributable to the securities being sold in any qualification pursuant to Article 4 shall be for the account of, and be paid by, the party that is selling the applicable securities.

Article 5–Financial Statements

Section 5.1            Delivery of Financial Statements.

The Corporation shall deliver to each Investor, so long as such Investor’s Investor Percentage is greater than 20.00%:

(n)	as soon as practicable, but in any event within 45 days after the end of each fiscal year of the Corporation, the following draft financial information as provided to the Corporation’s auditor: a balance sheet as of the end of such year, statements of income and of cash flows for such year, and a statement of shareholders' equity as of the end of such year, all including applicable comparative years and prepared in accordance with GAAP, the Corporation will appoint independent auditors of recognized standing approved by the Board, which approval must include the Nominee;

(o)	as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Corporation, a balance sheet as of the end of such year, statements of income and of cash flows for such year, and a statement of shareholders' equity as of the end of such year, all including applicable comparative years and prepared in accordance with GAAP, and including a full set of notes to the financial statements as required under GAAP, all such financial statements audited and accompanied by a report of independent auditors of recognized standing approved by the Board, which approval must include the Nominee;

(p)	as soon as practicable, but in any event within 30 days after the end of each quarter of each fiscal year of the Corporation, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders' equity as of the end of such fiscal quarter, all including applicable comparative quarters and prepared in accordance with GAAP; and

(q)	such other information relating to any such financial statements of the Corporation as an Investor may from time to time reasonably request, including providing sufficient information to TMC in order for TMC to be able to prepare a reconciliation to US GAAP of the financial information and statements of the Corporation delivered hereby.

Article 6– GENERAL

Section 6.1            Termination

Unless earlier terminated by mutual written agreement of the Parties, this Agreement shall terminate on the earlier of:

(r)	in respect of each Investor, the date on which such Investor’s Investor Percentage is less than 10.00%, except for Section 6.2 and Article 4 of this Agreement which shall remain operative and in full force and effect regardless of such termination;

(s)	the date on which the Corporation is dissolved, liquidated or formally wound-up; or

(t)	the date on which the Corporation completes a Qualified Sale (as defined in Section 26.1 of the Articles of the Corporation).

Section 6.2            Confidentiality and Announcements

(u)	Each of the Investors and the Corporation will keep all Confidential Information of each other Party confidential and will not disclose any Confidential Information to any Person or use any Confidential Information except as permitted by the owner of such Confidential Information and unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section), (b) with respect to a Party, is or has been independently developed or conceived by such Party without use of any other Party’s Confidential Information, or (c) with respect to a Party, is or has been made known or disclosed to such Party by a third party without a breach of any obligation of confidentiality such third party may have to any other Party; provided, however, that a Party may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Corporation; (ii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Party in the ordinary course of business, provided that such Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by Applicable Law, including, without limitation, applicable securities laws, including any rules or policies of any applicable stock exchange, court order or subpoena, provided that such Party promptly notifies the owner of the Confidential Information of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. This covenant will survive termination of this Agreement and will continue to apply to the Parties after he or she otherwise ceases to be bound by this Agreement. "Confidential Information" means all information relating to the business, operations, assets, liabilities, plans, prospects and other affairs of the Investors and the Corporation, in whatever form, and includes this Agreement and the existence thereof.

(v)	Subject to the following, each of the Parties hereby expressly consents to the disclosure, to the extent required under Applicable Law, of the existence and terms of this Agreement, the TMC Subscription Agreement, the Royalty Agreement and the contribution agreement between NORI and the Corporation dated the date hereof (collectively, the “Transaction Agreements”) in any press release, or other public disclosure document prepared by TMC or any of its affiliates in connection with the transactions contemplated by this Agreement, and acknowledges that a copy of the Transaction Agreements shall be filed with the United States Securities Exchange Commission and will be available on the EDGAR system on or following the date hereof. A Party intending to make disclosure pursuant to this provision will provide the other Parties with a reasonable opportunity, in the circumstances, to review a draft of the press release, other public disclosure document or copy of the Transaction Agreement to be filed and to provide comments thereon.

(w)	Neither the Corporation nor BPB shall issue any press release or otherwise make public announcements with respect to the Corporation, if such press release or announcement would directly or indirectly include material non-public information of the Investor or its Affiliates, and/or any non-public information that is likely to result in material non-public information of TMC or its Affiliates being disclosed without the consent of TMC (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 6.3            Governing Law

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver (and appellate courts therefrom) and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum

Section 6.4            Notices

Any notice, direction or other communication given pursuant to this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier, facsimile or email and addressed:

(a)	if to the Corporation:

2600- 595 Burrard Street
Vancouver, BC
V7X 1L3
Canada

	Attention:	Chief Financial Officer, Low Carbon Royalties Inc.
	Email:	legal@lowcarbonroyalties.com

(b)	if to TMC:

595 Howe St.
Vancouver, BC
V6C 2T5
Canada

	Attention:	Craig Shesky and Ryan Coombes
	Email:	craig@metals.co and ryan.coombes@metals.co

(c)	if to BPB:

c/o Low Carbon Royalties Inc.
2600- 595 Burrard Street
Vancouver, BC
V7X 1L3
Canada

	Attention:	Chief Financial Officer, Low Carbon Royalties Inc.
	Email:	legal@lowcarbonroyalties.com

Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the date of such delivery, if delivered before 5:00 p.m. on a Business Day in the place of delivery, or the next Business Day in the place of delivery, if not delivered on a Business Day or if sent after 5:00 p.m., and if sent by telecopier or other electronic communication with confirmation of transmission, shall be deemed to have been validly and effectively been given and received on the Business Day in the place of delivery next following the day it was transmitted. Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 6.4.

Section 6.5            Assignment and Agreement to be Bound

(a)	Other than as set out in this Agreement, the Parties agree that no Party may assign or transfer this Agreement or any of the rights or obligations under it without the prior written consent of the other Parties. Notwithstanding the foregoing, each of the Investors shall be entitled to assign all or any portion of its rights under this Agreement without the consent of the other Parties to an Affiliate who agrees to be bound by all of the covenants of such Investor contained herein and comply with the provisions of this Agreement.

(b)	At any time prior to an IPO, each of the Investors agrees that he, she or it will not transfer any his, her of its Common Shares unless the applicable transferee of such Common Shares enters into a written agreement with the Corporation and the other Investor to be bound by the provisions of this Agreement to the same extent as such Investor is bound and the Corporation.

Section 6.6            Entire Agreement

The Parties agree that this Agreement contains, for good and valuable consideration, the entire agreement of the Corporation and the Investors relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties.

Section 6.7            Enurement

The Parties agree that this Agreement is binding upon and enures to the benefit of the Investors and the Corporation and their respective successors and assigns.

Section 6.8            Equitable Remedies

The Parties agree that irreparable damage would occur if any provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to specifically enforce the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the securing or posting of any bond in connection with any such relief.

Section 6.9            Severability

The Parties agree that if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

Section 6.10          Further Assurances

Each of the Parties upon the request of the other, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

Section 6.11          Time of Essence

The Parties agree that time is of the essence in this Agreement.

Section 6.12          Counterparts

The Parties agree that this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the Parties may rely on delivery by electronic delivery of an executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Investor Rights and Governance Agreement as of the day and year first written above.

LOW CARBON ROYALTIES INC.

By:	(Signed) Brian T. O’Neill
Authorized Signatory

TMC the metals company Inc.

By:	(Signed) Gerard Barron
Authorized Signatory

(Signed) Brian Paes-Braga
BRIAN PAES-BRAGA